UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): June 6, 2012

TMS INTERNATIONAL CORP.

(Exact name of registrant as specified in its charter)

001-35128	Delaware	20-5899976
(Commission File Number)	(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

12 Monongahela Avenue

P.O. Box 2000

Glassport, PA 15045

(412) 678-6141

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders

TMS International Corp. (the “Company”) held its 2012 Annual Meeting of Stockholders on June 6, 2012. Set forth below are the voting results for each of the four proposals submitted to a vote of the Company’s stockholders:

Proposal 1. Election of Directors

Nominee	Votes For	Votes Withheld	Broker Non-Votes

John J. Connelly	255,641,100	639,378	830,870

Joseph Curtin	252,919,359	3,361,119	830,870

Timothy A. R. Duncanson	251,874,420	4,406,058	830,870

Collin Osborne	255,644,160	636,318	830,870

Herbert K. Parker	255,717,395	563,083	830,870

Manish K. Srivastava	251,874,420	4,406,058	830,870

Patrick W. Tolbert	252,318,936	3,961,542	830,870

Proposal 2. Vote to ratify Ernst & Young LLP as the Company’s independent registered public accountants for the year ending December 31, 2012.

Votes For	Votes Against	Abstain	Broker Non-Votes

257,015,507	94,972	869	0

Proposal 3. Advisory vote to approve named executive officer compensation.

Votes For	Votes Against	Abstain	Broker Non-Votes

255,776,242	503,367	869	830,870

Proposal 4. Advisory vote on the frequency of advisory votes to approve named executive officer compensation.

One Year	Two Years	Three Years	Abstain	Broker Non-Votes

255,892,059	24,325	359,925	4,169	830,870

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TMS INTERNATIONAL CORP.

Date: June 8, 2012
	By:	/s/ Thomas E. Lippard
Thomas E. Lippard
Executive Vice President, Secretary and General Counsel

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